Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders UAG UK Holdings Limited:
We consent to the incorporation by reference in the registration statements (Nos. 333-105311, 333-14971, 333-26219, 333-50816, and 333-61835) each on Form S-8 of Penske Automotive Group, Inc. of our report dated March 10, 2009, except as to Note 1, which is as of January 21, 2010 with respect to the consolidated balance sheets of UAG UK Holdings Limited as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, the related financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 current report on Form 8-K of Penske Automotive Group, Inc. dated January 21, 2010. Our report refers to the retrospective adjustment for the effects of discontinued operations.
/s/ KPMG Audit Plc
Birmingham, United Kingdom
January 21, 2010